UNITED STATES
SECURITIES ANDEXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2007

AMERICAN URANIUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52824
(Commission File Number)

98-0491170
(IRS Employer Identification No.)

1201 - 1166 Alberni St., Vancouver, BC, Canada V6E 3Z3
(Address of principal executive offices and Zip Code)

(604) 685-6153
(Registrant's telephone number, including area code)

600 17th Street, Suite 2800 South, Denver, CO, 80202-5428
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Effective October 6, 2007, Telford Sadovnick, P.L.L.C. resigned as our company’s auditors.

Telford Sadovnick stated that they were resigning as our independent auditor due to the fact that they had withdrawn their registration with the Public Company Accountability Oversight Board and are no longer able to audit US issuers.

Telford Sadovnick’s reports on the financial statements of our company for the year ended February 28, 2007 and the period from inception (March 23, 2005) to February 28, 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles with the exception of a statement regarding the uncertainty of our company’s ability to continue as a going concern.

During this period and the subsequent interim periods through October 6, 2007, there were no disagreements with Telford Sadovnick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Telford Sadovnick’s satisfaction would have caused Telford Sadovnick to make reference to the subject matter of the disagreement in connection with their report for the financial statements for the past year.

We requested Telford Sadovnick to furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made above by our company. A copy of Telford Sadovnick’s letter is filed as Exhibit 16.1 to this Form 8-K.

(b)

On January 7, 2008, our board of directors appointed Davidson & Company LLP, Chartered Accountants as our company’s new independent registered public accounting firm following the dismissal of Telford. Prior to its appointment as independent accountants, our company did not consult Davidson & Company LLP on any of the matters referenced in Item 304(a)(2) of Regulation S-B.

Item 9.01. Financial Statements and Exhibits.

16.1	Letter from Telford regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN URANIUM CORPORATION

/s/ Hamish Malkin
Hamish Malkin
Chief Financial Officer and Director

Date: January 14, 2008